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                                 June 25, 1996



Mr. Kenneth Guerrini
Gander Mountain, Inc.
P. O. Box 128
Wilmot, WI  53192

     Re: Gander Mountain, Inc.

Dear Mr. Guerrini:

     We are writing as agent (the "Agent") for Bank One, Milwaukee, National Association, Firstar Bank Milwaukee, N.A., LaSalle National Bank, NBD Bank, formerly known as NBD Bank, N.A. and Harris Trust and Savings Bank (collectively, the "Banks") in connection with the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995, Eleventh Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated May 17, 1996, Twelfth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated June 14, 1996 and Letter Agreement dated June 21, 1996 (collectively, the "Loan Agreement") among Agent, the Banks and Gander Mountain, Inc. (the "Borrower").

     The Borrower has requested that the Banks waive the June 25 date for entering into a contract for sale of Borrower's and its Subsidiaries' assets as contained in section 1.87 of the Loan Agreement. In connection with such request, the Borrower has informed the Agent that Borrower does not have need for any loan advances that would cause the aggregate principal amount outstanding to exceed $29,600,000 hereafter.

     On behalf of the Banks, the Agent hereby agrees, effective upon the Agent's receipt of a copy of this letter signed by Borrower in the space provided below, that the requirement that Borrower and its Subsidiaries enter into a contract for sale of substantially all of the assets of Borrower and its Subsidiaries satisfactory to Borrower and Banks on or before June 25, 1996 is hereby waived. By signing below, Borrower agrees that the total principal amount outstanding

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under the Loan Agreement shall not exceed $29,600,000 on or after the date hereof, and that Borrower shall comply with all other terms and conditions of the Loan Agreement.


                                     Very truly yours,




                                     Errol D.  Barnett
                                     Vice President


Acknowledged and Agreed to this ___ day of June, 1996.

Gander Mountain, Inc.




By:  ____________________________
     Kenneth Guerrini